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                                                                   EXHIBIT 10.14


                                    AGREEMENT

This Agreement is dated and effective as of June 30, 2000.

Commodore Sales Corp. of Nassau, Bahamas ("Commodore") and NetStaff, Inc. of California, USA ("NetStaff"), entered into a license agreement dated September 21, 1999 (the "License Agreement"). Pursuant to Section 2.2 of the License Agreement, a third installment of license fees of $500,000 was to be paid to NetStaff by Commodore, subject to final expenses to be deducted and agreed upon by both parties.

In May 2000, a payment of $350,000 out of the 5000,000 due and owing was made to NetStaff by Commodore, leaving a balance of $150,000.

Commodore has determined and NetStaff has agreed that the final expenses to be deducted with respect to the License Agreement is 34,207.91 as follows:

Third party bank escrow fees                       $5,000.00
Bank wiring charges                                $  340.00
Escrow and administration fees      $28,867.91
                                    ----------
Total Expenses:                     $34,207.91
                                    ----------

Thus, after deduction of agreed upon expenses, a balance of $185,792.09 is due payable to NetStaff under the License Agreement.

Due to the performance of the NetStaff MLS domestically in United States as of the date of this Agreement, and based on the revenue model presented by NetStaff to Commodore for its MLS as part of the inducement for Commodore to enter into the license agreement originally and pay license fees stated therein to NetStaff, the parties have agreed that $90,000 of the remaining balance shall be represented by a promissory note for Commodore to NetStaff, substantially in the form attached hereto (the "Promissory Note"), payment of which is conditioned upon NetStaff achieving gross revenue of a minimum of $1 million derived solely and directly from NetStaff MLS by September 30, 2000, separate and apart from any license fees received from Commodore. In the event that NetStaff fails to met such condition, the Promissory Note shall automatically be declared null and void, canceled and of no further effect, with no requirement of notice to be given by either party. The P & L statements of NetStaff, Inc. shall be conclusive evidence of NetStaff's gross revenues as of September 30, 2000.

Upon execution of this agreement, Commodore shall cause the remaining balance of $25,792.09 to be paid to NetStaff.

NETSTAFF, INC.                          COMMODORE SALES CORP.
Per:                                    Per:

/s/ PATRICK RYLEE                       /s/ DAVID GUEVARA
---------------------------------       ---------------------------------
    Patrick Rylee                           David Guevara




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                                 PROMISSORY NOTE


Principal Amount: USD $90,000                               Nassau, Bahamas
                                                            June 30, 2000


FOR VALUE RECEIVED, the undersigned, COMMODORE SALES CORP, ("Commodore") promises to pay to the order of NETSTAFF, INC. ("NetStaff") at the City of San Francisco, California, on September 30, 2001 the sum of Ninety Thousand Dollars ($90,000) with no accrued interest, expenses or deductions. Subject specifically to the Performance Agreement between NetStaff and Commodore, dated June 30, 2000, a copy of which is attached hereto.

Payment of the above sum is conditioned upon NetStaff achieving gross revenue of a minimum of $1 million solely and directly from NetStaff MLS by September 30, 2000, separate and apart form any license fees received from Commodore. In the event that NetStaff fails to meet such condition, this Promissory Note shall automatically be declared null and void, canceled and of no further effect, with no requirement of notice to be given by either party. The P & L statements of NetStaff, Inc. shall be conclusive evidence of NetStaff's gross revenues as of September 30, 2000.

Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.


                                        COMMODORE SALES CORP.
                                        Per:


                                        ---------------------------------
                                        David Guevara
                                        Authorized Signatory




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